Exhibit 10.2

June 26, 2006

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA  02139

Attn:  Office of Business Development

Re:          Exclusive Research Collaboration, License and Commercialization Agreement (as amended by that certain letter agreement, dated February 4, 2005, and as may be subsequently amended, the “Agreement”), effective as of June 21, 2004, by and between Merck & Co., Inc. (“Merck”), and Vertex Pharmaceuticals Incorporated (Vertex”).

Ladies and Gentlemen:

This Letter (this “Letter”) will confirm the understanding of Merck and Vertex regarding the extension of the Agreement’s Research Program Term and is intended to be legally binding on both Parties. Capitalized terms used but not otherwise defined in this Letter shall have the meanings provided in the Agreement.

Vertex and Merck agree as follows:

1.     Extension of Research Program Term. In accordance with Section 1.55 of the Agreement, Vertex and Merck agree to a three-month extension of the Research Program Term. As a result, the Research Program Term will end on September 21, 2006.

2.     This Letter shall be deemed effective as of June 26, 2006. Except as amended by this Letter, the terms of the Agreement remain in full force and effect in all other respects, unless further amended by written agreement in accordance with Section 9.9 of the Agreement. On and after the effectiveness of this Letter, each reference in the Agreement to “this Agreement,” “hereinafter” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Letter.

3.     This Letter may be executed (including, without limitation, by facsimile signature) in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

If the foregoing is acceptable to you, please sign this Letter in the space provided below and return it to me.

Sincerely,

Merck & Co., Inc.

By:	/s/Stephen H. Friend
Name:	Stephen H. Friend, MD, Ph.D.
Title:	Executive Vice President
Advanced Technologies & Oncology

Acknowledged and Agreed to

As of the effective date specified in Section 2 above:

Vertex Pharmaceuticals Incorporated

By:	/s/Kenneth S. Boger
	Name:	Kenneth S. Boger
	Title:	Senior VP & General Counsel